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                                                                      Exhibit 12

               CENTERPOINT ENERGY RESOURCES CORP. AND SUBSIDIARIES
        (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                              (MILLIONS OF DOLLARS)

                                                                  SIX MONTHS ENDED
                                                                       JUNE 30,
                                                                  ----------------
                                                                    2005    2006
                                                                   -----   -----
Net Income ....................................................    $ 123   $ 120
Income taxes ..................................................       63      71
Capitalized interest ..........................................       (1)     (1)
                                                                   -----   -----
                                                                     185     190
                                                                   -----   -----
Fixed charges, as defined:
   Interest ...................................................       97      82
   Capitalized interest .......................................        1       1
   Interest component of rentals charged to operating income ..        6       7
                                                                   -----   -----
   Total fixed charges ........................................      104      90
                                                                   -----   -----
Earnings, as defined ..........................................    $ 289   $ 280
                                                                   =====   =====
Ratio of earnings to fixed charges ............................     2.79    3.10
                                                                   =====   =====
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